SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED APRIL 26, 2002
(To Prospectus dated December 14, 2001)

                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer

                   Asset-Backed Certificates, Series 2002-S1

                            ----------------------


--------------------------------

The Class A-2B certificates           The Class A-2B Certificates
represent obligations of the
trust only and do not                 o    This supplement relates to the offering of the Class A-2B certificates
represent an interest in or                of the series referenced above. This supplement does not contain
obligation of CWABS, Inc.,                 complete information about the offering of the Class A-2B certificates.
Countrywide Home Loans, Inc.,              Additional information is contained in the prospectus supplement dated
Countrywide Home Loans                     April 26, 2002, prepared in connection with the offering of the offered
Servicing LP or any of their               certificates of the series referenced above and in the prospectus of
affiliates.                                the depositor dated December 14, 2001. You are urged to read this supplement, the prospectus supplement and the prospectus in full.
This supplement may be used to
offer and sell the offered            o    As of May 27, 2003, the certificate principal balance of the Class A-2B
certificates only if                       certificates was approximately $70,600,000.
accompanied by the prospectus
supplement and the prospectus.

--------------------------------


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-2B certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

June 24, 2003

                               THE MORTGAGE POOL

     As of May 1, 2003 (the "Reference Date"), the Mortgage Pool included approximately 9,394 Mortgage Loans having an aggregate Stated Principal Balance of approximately $274,254,305.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                     As of May 1, 2003
                                                                                 -------------------------

Total Number of Mortgage Loans.................................................      9,394
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days............................................................          0.18%
         60-90 days............................................................          0.09%
         91 days or more (excluding pending foreclosures)......................          0.29%
                                                                                         -----
         Total Delinquencies...................................................          0.56%
                                                                                         =====
Foreclosures Pending...........................................................          0.02%
                                                                                         -----
Total Delinquencies and foreclosures pending...................................          0.58%
                                                                                         =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.



     No Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of prime quality closed-end second lien mortgage loans originated by Countrywide Home Loans, Inc. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due;

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                                            As of December 31, 2000                   As of December 31, 2001
                                  ----------------------------------------   ----------------------------------------
                                          Principal                                  Principal
                                           Balance             Percentage             Balance            Percentage
                                  -------------------      ---------------   -----------------------     ------------

Total Portfolio................    $2,730,028,318.03            100.00%       $   3,017,257,168.98         100.00%
Delinquency Percentage
   30-59 Days..................    $  20,528,290.53               0.75%       $      37,722,636.27           1.25%
   60-89 Days..................        2,282,705.64               0.08                6,553,870.99           0.22
   90+ Days....................        4,740,854.66               0.17               10,676,444.98           0.35
                                  -------------------      ---------------   -----------------------     ------------
Sub-Total......................    $  27,551,850.83               1.01%       $      54,952,952.24           1.82%
                                  -------------------      ---------------   -----------------------     ------------
Foreclosure Rate...............    $     592,515.58               0.02%       $         624,444.33           0.02%
Bankruptcy Rate................    $   5,104,335.24               0.19%       $       5,935,277.19           0.20%


                                            As of December 31, 2002                     As of March 31, 2003
                                  ----------------------------------------   ----------------------------------------
                                          Principal                                  Principal
                                           Balance             Percentage             Balance            Percentage
                                  --------------------     ---------------   -----------------------     ------------

Total Portfolio................    $ 2,977,648,188.55          100.00%        $   2,941,688,959.95        100.00%
Delinquency Percentage
   30-59 Days..................    $    35,866,848.98            1.20%        $     36,939,075.63           1.26%
   60-89 Days..................          8,170,028.78            0.27                8,744,508.24           0.30
   90+ Days....................         11,452,759.17            0.38               11,067,491.42           0.38
                                  --------------------     ---------------   -----------------------     ------------
Sub-Total......................    $    55,489,636.93            1.86%        $     56,751,075.29           1.93%
                                  --------------------     ---------------   -----------------------     ------------
Foreclosure Rate...............    $     1,118,143.13            0.04%        $      1,481,757.53           0.05%
Bankruptcy Rate................    $    11,174,889.85            0.38%        $      9,579,964.34           0.33%



                  DESCRIPTION OF THE CLASS A-2B CERTIFICATES

     The Class A-2B Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

     As of May 27, 2003 (the "Certificate Date"), the Class Certificate Balance of the Class A-2B Certificates was approximately $70,600,000, evidencing a beneficial ownership interest of approximately 25.74% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $239,604,305 and evidenced in the aggregate a beneficial ownership interest of approximately 87.37% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $34,650,000, and evidenced in the aggregate a beneficial ownership interest of approximately and 12.63% in the Trust Fund. For additional information with respect to the Class A-2B Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The May 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by Mortgagors of principal of and interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the level of One-Month LIBOR remains constant at 1.11% per annum; (vi) the Pass-Through Rates for the Certificates remain constant at the rates applicable prior to the Optional Termination Date and the Pass-Through Rates for the Certificates are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the sale of the Class A-2B Certificates is June 27, 2003; and (ix) except as indicated with respect to weighted average lives, no optional termination is exercised on the Optional Termination Date.

     Prepayments on mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement ("Prepayment Models") is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans. The Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") assumes that the outstanding principal balance of the

Mortgage Loans prepays at a constant annual rate of 30% CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume a 30% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance is prepaid over the course of a year.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rate borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class A-2B Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

             Percent of Certificate Principal Balance Outstanding


                                             0%     20%     30%     40%    50%
                                             --     ---     ---     ---    ---
    Distribution Date
    -----------------

    Initial Percentage                      100%   100%    100%    100%   100%
    June 25, 2004.........................   94      36      7       0      0
    June 25, 2005.........................   88      0       0       0      0
    June 25, 2006..........................  88      0       0       0      0
    June 25, 2007..........................  84      0       0       0      0
    June 25, 2008..........................  79      0       0       0      0
    June 25, 2009..........................  74      0       0       0      0
    June 25, 2010..........................  73      0       0       0      0
    June 25, 2011..........................  71      0       0       0      0
    June 25, 2012..........................  68      0       0       0      0
    June 25, 2013..........................  64      0       0       0      0
    June 25, 2014..........................  59      0       0       0      0
    June 25, 2015..........................  52      0       0       0      0
    June 25, 2016..........................  43      0       0       0      0
    June 25, 2017..........................   0      0       0       0      0
    Weighted Average Life in years (1)       9.7    0.8     0.5     0.4    0.3
    Weighted Average Life in years (1)(2)    9.7    0.8     0.5     0.4    0.3

  --------------------------
  (1) Determined as specified in the Prospectus Supplement.
  (2) To the related Optional Termination Date.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class A-2B Certificates discussed under the section "Global Clearance, Settlement and Tax Documentation Procedures" in Annex B to the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A-2B Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A-2B Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") subject to certain conditions.

                                    RATINGS

     The Class A-2B Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and AAA by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-2B Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

Summary of Loans in Mortgage Pool
(As of the Reference Date)


                                                                                                            Range
                                                                                                            -----

Total Number of Loans                                                               9,394
Aggregate Principal Balance                                                   274,254,305
Average Principal Balance                                                          29,195     $105           to        $376,609
Weighted Average Mortgage Rate                                                      9.16%     4.50%          to         13.50%
Net Weighted Average Mortgage Rate                                                  8.65%     3.99%          to         12.99%
Weighted Average Original Term (months)                                               181      60            to           360
Weighted Average Remaining Term (months)                                              162       1            to           346
Weighted Average Combined Loan-to-Value Ratio                                      90.36%     8.70%          to         100.00%
Weighted Average FICO Credit Score                                                    712


Mortgage Loan Principal Balances


                                                 Aggregate
Range of Mortgage Loan         Number of         Principal    Percentage of
Principal Balances ($)      Mortgage Loans        Balance       Loan Group
-----------------------------------------------------------------------------


$0.01 - $10,000.00                431            $3,395,323        1.24     %
$10,000.01 - $20,000.00          2,620          $41,595,342       15.17
$20,000.01 - $30,000.00          3,006          $74,770,972       27.26
$30,000.01 - $40,000.00          1,664          $57,360,553       20.92
$40,000.01 - $50,000.00           889           $39,412,670       14.37
$75,000.01 - $100,000.00          169           $14,681,531        5.35
$100,000.01 - $200,000.00         68             $9,225,961        3.36
$200,000.00 or Greater             6             $1,590,886        0.58
-----------------------------------------------------------------------------
Total                            9,394          $274,254,305      100.00    %
------------------------------------------------------------------------------


Mortgage Rates

                                          Aggregate
Range of Mortgage        Number of         Principal    Percentage of
Rates (%)             Mortgage Loans        Balance       Loan Group
-----------------------------------------------------------------------

4.001 - 4.500                1              $19,430          0.01     %
5.501 - 6.000                7              $377,759         0.14
6.001 - 6.500               18              $915,369         0.33
6.501 - 7.000               98             $3,713,664        1.35
7.001 - 7.500               291            $9,313,502        3.40
7.501 - 8.000               721           $21,092,745        7.69
8.001 - 8.500              1,565          $43,859,620       15.99
8.501 - 9.000              2,224          $62,747,765       22.88
9.001 - 9.500              1,650          $46,496,684       16.95
9.501 - 10.000             1,274          $37,679,129       13.74
10.001 - 10.500             649           $19,544,284        7.13
10.501 - 11.000             467           $15,025,516        5.48
11.001 - 11.500             216            $6,525,578        2.38
11.501 - 12.000             149            $5,056,557        1.84
12.001 - 12.500             34             $1,021,521        0.37
12.501 - 13.000             23              $634,034         0.23
13.001 - 13.500              7              $231,148         0.08
-----------------------------------------------------------------------
Total                      9,394          $274,254,305      100.00    %
-----------------------------------------------------------------------



Remaining Term To Stated Maturity
                                                   Aggregate
Range of Amortization Term       Number of         Principal    Percentage of
(Months)                      Mortgage Loans        Balance       Loan Group
------------------------------------------------------------------------------
1 - 120                             550           $11,412,506        4.16    %
121 - 180                          8,638          $256,092,262      93.38
181 - 240                           99             $4,194,017        1.53
241 - 360                           107            $2,555,520        0.93
------------------------------------------------------------------------------
Total                              9,394          $274,254,305      100.00   %
------------------------------------------------------------------------------


Combined Loan-to-Value
Ratios
                                                   Aggregate
Range of Combined                Number of         Principal    Percentage of
Loan-to-Value Ratios          Mortgage Loans        Balance       Loan Group
------------------------------------------------------------------------------

1.01 - 10.00                         3              $37,641          0.01   %
10.01 - 20.00                        5              $257,802         0.09
20.01 - 25.00                        4              $196,896         0.07
25.01 - 30.00                        6              $234,359         0.09
30.01 - 35.00                        9              $317,137         0.12
35.01 - 40.00                       18              $534,693         0.19
40.01 - 45.00                       17              $690,536         0.25
45.01 - 50.00                       25              $826,500         0.30
50.01 - 60.00                       80             $2,950,740        1.08
60.01 - 65.00                       54             $2,013,683        0.73
65.01 - 70.00                       109            $4,430,501        1.62
70.01 - 75.00                       157            $6,163,426        2.25
75.01 - 80.00                       309           $11,726,312        4.28
80.01 - 85.00                       459           $11,512,481        4.20
85.01 - 90.00                      3,185          $78,106,553       28.48
90.01 - 95.00                      3,409          $102,443,859      37.35
95.01 - 100.00                     1,533          $51,811,185       18.89
------------------------------------------------------------------------------
Total                              9,394          $274,254,305      100.00  %
------------------------------------------------------------------------------

Types of Mortgaged Properties
                                                     Aggregate
                                    Number of        Principal    Percentage of
Property Type                     Mortgage Loans      Balance       Loan Group
-------------------------------------------------------------------------------

Single-Family Detached Dwellings      6,539         $190,830,273      69.58  %
Planned Unit Development              2,133         $63,903,150       23.30
Condominium                            668          $17,731,257        6.47
Two Family Dwellings                    52           $1,719,163        0.63
Four Family Dwellings                   2             $70,463          0.03
-------------------------------------------------------------------------------
Total                                 9,394         $274,254,305      100.00 %
-------------------------------------------------------------------------------



Occupancy Types of the Mortgage Loans
                                            Aggregate
                           Number of        Principal    Percentage of
Occupancy Type           Mortgage Loans      Balance       Loan Group
-------------------------------------------------------------------------------

Primary Residence            9,332         $272,404,886      99.33     %
Investment Property            42           $1,405,776        0.51
Second Home                    20            $443,644         0.16
-------------------------------------------------------------------------------
Total                        9,394         $274,254,305      100.00    %
-------------------------------------------------------------------------------


State Distribution of Mortgaged Properties

                                            Aggregate
                           Number of        Principal    Percentage of
State                    Mortgage Loans      Balance       Loan Group
-------------------------------------------------------------------------------

Alaska                         14            $590,548         0.22     %
Alabama                       154           $3,724,698        1.36
Arizona                       264           $7,367,162        2.69
California                   1,901         $66,285,254       24.17
Colorado                      367          $11,552,800        4.21
Connecticut                    69           $2,015,417        0.73
District of Columbia           27           $1,038,699        0.38
Delaware                       28            $695,937         0.25
Florida                       304           $8,303,171        3.03
Georgia                       478          $13,402,952        4.89
Hawaii                         68           $2,974,052        1.08
Iowa                           24            $608,002         0.22
Idaho                          77           $1,722,288        0.63
Illinois                      298           $8,890,243        3.24
Indiana                        91           $2,281,309        0.83
Kansas                         8             $441,524         0.16
Kentucky                       51           $1,173,286        0.43
Louisiana                      43           $1,108,923        0.40
Massachusetts                 120           $4,094,229        1.49
Maryland                      424          $12,493,773        4.56
Maine                          5             $253,737         0.09
Michigan                      251           $7,086,288        2.58
Minnesota                      62           $1,890,897        0.69
Missouri                       93           $2,282,697        0.83
Mississippi                    29            $746,337         0.27
Montana                        52           $1,258,512        0.46
North Carolina                151           $3,905,544        1.42
North Dakota                   5             $74,166          0.03
Nebraska                       23            $607,943         0.22
New Hampshire                  23            $690,306         0.25
New Jersey                    136           $3,912,019        1.43
New Mexico                     97           $2,138,783        0.78
Nevada                        139           $4,076,412        1.49
New York                      170           $5,832,126        2.13
Ohio                          173           $3,978,807        1.45
Oklahoma                      104           $2,649,392        0.97
Oregon                        375           $9,185,164        3.35
Pennsylvania                  295           $6,902,808        2.52
Rhode Island                   15            $497,983         0.18
South Carolina                 28            $695,539         0.25
South Dakota                   3             $118,002         0.04
Tennessee                     134           $3,154,259        1.15
Texas                         902          $22,496,426        8.20
Utah                          266           $6,958,096        2.54
Virginia                      534          $17,533,725        6.39
Vermont                        7             $137,132         0.05
Washington                    431          $12,263,950        4.47
Wisconsin                      44           $1,187,341        0.43
West Virginia                  19            $437,417         0.16
Wyoming                        18            $538,229         0.20
-------------------------------------------------------------------------------
Total                        9,394         $274,254,305      100.00    %
-------------------------------------------------------------------------------

                                   EXHIBIT 2

     THE                                           Distribution Date:   5/27/03
   BANK OF
     NEW
    YORK

101 Barclay St., 8W
New York, NY 10286

Officer: Courtney Bartholomew      Countrywide Home Loans
212-815-3236                       Asset-Backed Securities
Associate: Sean O'Connell               Series 2002-S1
212-815-6312

                Certificateholder Monthly Distribution Summary


---------------------------------------------------------------------------------------------------------------------------
                                               Certificate                       Pass
                                  Class           Rate        Beginning        Through         Principal       Interest
     Class         Cusip       Description        Type         Balance         Rate (%)      Distribution    Distribution
---------------------------------------------------------------------------------------------------------------------------

      A1         126671PM2        Senior       Var-Act/360    33,342,065.44   1.470000        29,727,338.26      43,566.97
      A2A        126671PS9        Senior       Fix-30/360     38,593,448.15   4.670000         3,203,870.17     150,192.84
      A2B        126671PX8        Senior       Fix-30/360     70,600,000.00   5.151000                 0.00     303,050.50
      A3         126671PT7        Senior       Fix-30/360     49,900,000.00   5.877000                 0.00     244,385.25
      A4         126671PU4        Senior       Fix-30/360     23,900,000.00   6.150000                 0.00     122,487.50
      A5         126671PV2        Senior       Fix-30/360     56,200,000.00   5.960000                 0.00     279,126.67
      AIO        126671PW0       Strip IO      Var-30/360    307,185,513.59   2.406723                 0.00     616,093.70
      AR         126671PN0        Senior       Fix-30/360              0.00   5.000000                 0.00           0.00

---------------------------------------------------------------------------------------------------------------------------

      M1         126671PP5        Junior       Fix-30/360     28,350,000.00   6.180000                 0.00     146,002.50
      M2         126671PQ3        Junior       Fix-30/360      6,300,000.00   6.695000                 0.00      35,148.75

---------------------------------------------------------------------------------------------------------------------------

    Totals                                                   307,185,513.59                   32,931,208.43   1,940,054.68

---------------------------------------------------------------------------------------------------------------------------


(TABLE CONTINUED)



-----------------------------------------------------------------------------
                                  Current                      Cumulative
                   Total         Realized        Ending         Realized
     Class      Distribution      Losses         Balance         Losses
-----------------------------------------------------------------------------

      A1         29,770,905.22      0.00        3,614,727.18        0.00
      A2A         3,354,063.01      0.00       35,389,577.98        0.00
      A2B           303,050.50      0.00       70,600,000.00        0.00
      A3            244,385.25      0.00       49,900,000.00        0.00
      A4            122,487.50      0.00       23,900,000.00        0.00
      A5            279,126.67      0.00       56,200,000.00        0.00
      AIO           616,093.70      0.00      274,254,305.16        0.00
      AR                  0.00      0.00                0.00        0.00

-----------------------------------------------------------------------------

      M1            146,002.50      0.00       28,350,000.00        0.00
      M2             35,148.75      0.00        6,300,000.00        0.00

-----------------------------------------------------------------------------

    Totals       34,871,263.10      0.00      274,254,305.16        0.00

-----------------------------------------------------------------------------



For Class AIO the interest distribution of $616,093.70 includes the following amounts: $1.65 investment earnings for the fixed carryover reserve fund and $660,92.05 monthly interest distribution.

Effective with the January 27, 2003 Distribution Date, Countrywide Home Loans has changed the method it utilizes to calculate delinquencies from the MBA method to the OTS method. Under the OTS method, a loan is considered delinquent if a monthly payment has not been received by the close of business on the loan's due date in the following month. Under the MBA method, a loan would be considered delinquent if the payment had not been received by the end of the day immediately preceding the loan's next due date (generally the last day of the month which the payment was due). The cut-off date for information under both methods is as of the end of the calendar month.

     THE                                           Distribution Date:   5/27/03
   BANK OF
     NEW
    YORK

101 Barclay St., 8W
New York, NY 10286

Officer: Courtney Bartholomew      Countrywide Home Loans
212-815-3236                       Asset-Backed Securities
Associate: Sean O'Connell               Series 2002-S1
212-815-6312


                         Principal Distribution Detail


-----------------------------------------------------------------------------------------------------------------------------
                                    Original               Beginning         Scheduled                        Unscheduled
                                  Certificate             Certificate        Principal        Accretion        Principal
     Class          Cusip           Balance                 Balance         Distribution      Principal       Adjustments
-----------------------------------------------------------------------------------------------------------------------------

      A1          126671PM2       324,750,000.00        33,342,065.44       29,727,338.26       0.00             0.00
      A2A         126671PS9        70,000,000.00        38,593,448.15        3,203,870.17       0.00             0.00
      A2B         126671PX8        70,600,000.00        70,600,000.00                0.00       0.00             0.00
      A3          126671PT7        49,900,000.00        49,900,000.00                0.00       0.00             0.00
      A4          126671PU4        23,900,000.00        23,900,000.00                0.00       0.00             0.00
      A5          126671PV2        56,200,000.00        56,200,000.00                0.00       0.00             0.00
      AIO         126671PW0       630,000,100.00       307,185,513.59                0.00       0.00             0.00
      AR          126671PN0               100.00                 0.00                0.00       0.00             0.00

-----------------------------------------------------------------------------------------------------------------------------

      M1          126671PP5        28,350,000.00        28,350,000.00                0.00       0.00             0.00
      M2          126671PQ3         6,300,000.00         6,300,000.00                0.00       0.00             0.00

-----------------------------------------------------------------------------------------------------------------------------

    Totals                        630,000,100.00       307,185,513.59       32,931,208.43       0.00             0.00

-----------------------------------------------------------------------------------------------------------------------------


(TABLE CONTINUED)


----------------------------------------------------------------------------------
                    Net           Current          Ending             Ending
                 Principal        Realized       Certificate        Certificate
     Class     Distribution        Losses          Balance            Factor
----------------------------------------------------------------------------------

      A1         29,727,338.26           0.00      3,614,727.18    0.01113079964
      A2A         3,203,870.17           0.00     35,389,577.98    0.50556539967
      A2B                 0.00           0.00     70,600,000.00    1.00000000000
      A3                  0.00           0.00     49,900,000.00    1.00000000000
      A4                  0.00           0.00     23,900,000.00    1.00000000000
      A5                  0.00           0.00     56,200,000.00    1.00000000000
      AIO                 0.00           0.00    274,254,305.16    0.43532422481
      AR                  0.00           0.00              0.00    0.00000000000

----------------------------------------------------------------------------------

      M1                  0.00           0.00     28,350,000.00    1.00000000000
      M2                  0.00           0.00      6,300,000.00    1.00000000000

----------------------------------------------------------------------------------

    Totals       32,931,208.43           0.00    274,254,305.16

----------------------------------------------------------------------------------


     THE                                           Distribution Date:   5/27/03
   BANK OF
     NEW
    YORK

101 Barclay St., 8W
New York, NY 10286

Officer: Courtney Bartholomew      Countrywide Home Loans
212-815-3236                       Asset-Backed Securities
Associate: Sean O'Connell               Series 2002-S1
212-815-6312

                         Interest Distribution Detail



---------------------------------------------------------------------------------------------------------------
                     Beginning               Pass         Accrued          Cumulative
                    Certificate            Through        Optimal         Unpaid               Deferred
     Class            Balance              Rate (%)       Interest       Interest              Interest
---------------------------------------------------------------------------------------------------------------

       A1             33,342,065.44      1.470000              43,566.97            0.00                 0.00
      A2A             38,593,448.15      4.670000             150,192.84            0.00                 0.00
      A2B             70,600,000.00      5.151000             303,050.50            0.00                 0.00
       A3             49,900,000.00      5.877000             244,385.25            0.00                 0.00
       A4             23,900,000.00      6.150000             122,487.50            0.00                 0.00
       A5             56,200,000.00      5.960000             279,126.67            0.00                 0.00
      AIO            307,185,513.59      2.406723             616,092.05            0.00                 0.00
       AR                      0.00      5.000000                   0.00            0.00                 0.00

---------------------------------------------------------------------------------------------------------------

       M1             28,350,000.00      6.180000             146,002.50            0.00                 0.00
       M2              6,300,000.00      6.695000              35,148.75            0.00                 0.00

---------------------------------------------------------------------------------------------------------------

     Totals          307,185,513.59                         1,940,053.03            0.00                 0.00
---------------------------------------------------------------------------------------------------------------


(TABLE CONTINUED)


---------------------------------------------------------------------------------------------
                Total               Net            Unscheduled
              Interest           Prepayment          Interest            Interest
     Class       Due           Int Shortfall        Adjustment             Paid
---------------------------------------------------------------------------------------------

       A1        43,566.97                  0.00              0.00           43,566.97
      A2A       150,192.84                  0.00              0.00          150,192.84
      A2B       303,050.50                  0.00              0.00          303,050.50
       A3       244,385.25                  0.00              0.00          244,385.25
       A4       122,487.50                  0.00              0.00          122,487.50
       A5       279,126.67                  0.00              0.00          279,126.67
      AIO       616,092.05                  0.00              0.00          616,093.70
       AR             0.00                  0.00              0.00                0.00
---------------------------------------------------------------------------------------------
       M1       146,002.50                  0.00              0.00          146,002.50
       M2        35,148.75                  0.00              0.00           35,148.75

---------------------------------------------------------------------------------------------
     Totals   1,940,053.03                  0.00              0.00        1,940,054.68

---------------------------------------------------------------------------------------------


     THE                                           Distribution Date:   5/27/03
   BANK OF
     NEW
    YORK

101 Barclay St., 8W
New York, NY 10286

Officer: Courtney Bartholomew      Countrywide Home Loans
212-815-3236                       Asset-Backed Securities
Associate: Sean O'Connell               Series 2002-S1
212-815-6312

                          Current Payment Information
                              Factors per $1,000



-------------------------------------------------------------------------------------------------------
                                               Original          .             Beginning Cert.
                                              Certificate                         Notional
      Class               Cusip                 Balance                            Balance
-------------------------------------------------------------------------------------------------------

        A1              126671PM2               324,750,000.00                 102.669947463
       A2A              126671PS9                70,000,000.00                 551.334973592
       A2B              126671PX8                70,600,000.00               1,000.000000000
        A3              126671PT7                49,900,000.00               1,000.000000000
        A4              126671PU4                23,900,000.00               1,000.000000000
        A5              126671PV2                56,200,000.00               1,000.000000000
       AIO              126671PW0               630,000,100.00                 487.595975921
        AR              126671PN0                       100.00                   0.000000000

-------------------------------------------------------------------------------------------------------

        M1              126671PP5                28,350,000.00               1,000.000000000
        M2              126671PQ3                 6,300,000.00               1,000.000000000

-------------------------------------------------------------------------------------------------------

      Totals                                    630,000,100.00                 487.595975921

-------------------------------------------------------------------------------------------------------


(TABLE CONTINUED)


-------------------------------------------------------------------------------------------------------
                                                                  Ending Cert.                 Pass
                     Principal              Interest                Notional                 Through
      Class        Distribution           Distribution               Balance                 Rate (%)
-------------------------------------------------------------------------------------------------------

        A1          91.539147822            0.134155398           11.130799641              1.470000
       A2A          45.769573925            2.145611939          505.565399666              4.670000
       A2B           0.000000000            4.292500000        1,000.000000000              5.151000
        A3           0.000000000            4.897500000        1,000.000000000              5.877000
        A4           0.000000000            5.125000000        1,000.000000000              6.150000
        A5           0.000000000            4.966666667        1,000.000000000              5.960000
       AIO           0.000000000            0.977926348          435.324224806              2.406723
        AR           0.000000000            0.000000000            0.000000000              5.000000

-------------------------------------------------------------------------------------------------------

        M1           0.000000000            5.150000000        1,000.000000000              6.180000
        M2           0.000000000            5.579166667        1,000.000000000              6.695000

-------------------------------------------------------------------------------------------------------

      Totals        52.271751116            3.079451384          435.324224806

-------------------------------------------------------------------------------------------------------


     THE
   BANK OF
     NEW
    YORK

101 Barclay St., 8W
New York, NY 10286

Officer: Courtney Bartholomew      Countrywide Home Loans
212-815-3236                       Asset-Backed Securities
Associate: Sean O'Connell               Series 2002-S1
212-815-6312



Pool Level Data

Distribution Date                                                                          5/27/03
Cut-off Date                                                                               4/ 1/02
Determination Date                                                                         5/ 1/03
Accrual Period 30/360                              Begin                                   4/ 1/03
                                                   End                                     5/ 1/03
Number of Days in 30/360 Accrual Period                                                         30

Accrual Period Actual Days                         Begin                                   4/25/03
                                                   End                                     5/27/03
Number of Days in Actual Accrual Period                                                         32


------------------------------------------------------------------------------
                       Collateral Information
------------------------------------------------------------------------------

Group 1
-------

Cut-Off Date Balance                                                                630,000,100.00

Beginning Aggregate Pool Stated Principal Balance                                   307,185,513.59
Ending Aggregate Pool Stated Principal Balance                                      274,254,305.16

Beginning Aggregate Certificate Stated Principal                                    307,185,513.59
Balance
Ending Aggregate Certificate Stated Principal                                       274,254,305.16
Balance

Beginning Aggregate Loan Count                                                               10397
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement               1003
Ending Aggregate Loan Count                                                                   9394

Beginning Weighted Average Loan Rate (WAC)                                               9.151326%
Ending Weighted Average Loan Rate (WAC)                                                  9.153941%

Beginning Net Weighted Average Loan Rate                                                 7.452844%
Ending Net Weighted Average Loan Rate                                                    7.455977%

Weighted Average Maturity (WAM) (Months)                                                       164

Servicer Advances                                                                        18,984.04

Aggregate Pool Prepayment                                                            32,192,246.85
Pool Prepayment Rate                                                                   73.6012 CPR






Certificate Account

     THE
   BANK OF
     NEW
    YORK

101 Barclay St., 8W
New York, NY 10286

Officer: Courtney Bartholomew      Countrywide Home Loans
212-815-3236                       Asset-Backed Securities
Associate: Sean O'Connell               Series 2002-S1
212-815-6312




Beginning Balance                                                                             0.00

Deposit

Payments of Interest and Principal                                                   35,238,392.07
Liquidation Proceeds                                                                          0.00
All Other Proceeds                                                                            0.00
Other Amounts                                                                                 0.00
                                                                                     -------------
Total Deposits                                                                       35,238,392.07

Withdrawals

Reimbursement of Servicer Advances                                                            0.00
Payment of Master Servicer Fees                                                          94,966.51
Payment of Sub Servicer Fees                                                            304,493.04
Payment of Other Fees                                                                         0.00
Payment of Insurance Premium(s)                                                               0.00
Payment of Personal Mortgage Insurance                                                  272,165.77
Other Permitted Withdrawal per the Pooling and Service Agreement                              0.00
Payment of Principal and Interest                                                    34,871,263.09
                                                                                     -------------
Total Withdrawals                                                                    35,542,888.41

Ending Balance                                                                          -32,330.57

Prepayment Compensation

Total Gross Prepayment Interest Shortfall                                                33,027.46
Compensation for Gross PPIS from Servicing Fees                                          33,027.46
Other Gross PPIS Compensation                                                                 0.00
                                                                                     -------------
Total Net PPIS (Non-Supported PPIS)                                                           0.00

Master Servicing Fees Paid                                                               94,966.51
Sub Servicing Fees Paid                                                                 304,493.04
Insurance Premium(s) Paid                                                                     0.00
Other Fees Paid                                                                               0.00
                                                                                     -------------
Total Fees                                                                              399,459.54


------------------------------------------------------------------------------
                      Delinquency Information
------------------------------------------------------------------------------

Group 1
-------

     THE
   BANK OF
     NEW
    YORK

101 Barclay St., 8W
New York, NY 10286

Officer: Courtney Bartholomew      Countrywide Home Loans
212-815-3236                       Asset-Backed Securities
Associate: Sean O'Connell               Series 2002-S1
212-815-6312

------------------------------------------------------------------------------
                      Delinquency Information
------------------------------------------------------------------------------

Group 1
-------



Delinquency                                             30-59 Days      60-89 Days           90+ Days              Totals
-----------                                             ----------      ----------           --------              ------

Scheduled Principal Balance                             479,881.08      265,376.13       1,077,303.70        1,822,560.91
Percentage of Total Pool Balance                         0.174977%       0.096763%          0.392812%           0.664551%
Number of Loans                                                 17               8                 27                  52
Percentage of Total Loans                                0.180967%       0.085161%          0.287418%           0.553545%

Foreclosure
-----------

Scheduled Principal Balance                                                                                     67,639.93
Percentage of Total Pool Balance                                                                                0.024663%
Number of Loans                                                                                                         2
Percentage of Total Loans                                                                                       0.021290%

REO
---

Scheduled Principal Balance                                                                                          0.00
Percentage of Total Pool Balance                                                                                0.000000%
Number of Loans                                                                                                         0
Percentage of Total Loans                                                                                       0.000000%

Book Value of all REO Loans                                                                                          0.00
Percentage of Total Pool Balance                                                                                0.000000%

Current Realized Losses                                                                                              0.00
Additional Gains (Recoveries)/Losses                                                                                 0.00
Total Realized Losses                                                                                                0.00



------------------------------------------------------------------------------
           Subordination/Credit Enhancement Information
------------------------------------------------------------------------------

Protection                                                                                   Original             Current
----------                                                                                   --------             -------

Bankruptcy Loss                                                                                  0.00                0.00
Bankruptcy Percentage                                                                       0.000000%           0.000000%
Credit/Fraud Loss                                                                                0.00        6,300,001.00
Credit/Fraud Loss Percentage                                                                0.000000%           2.297138%
Special Hazard Loss                                                                              0.00                0.00
Special Hazard Loss Percentage                                                              0.000000%           0.000000%

Credit Support                                                                               Original             Current
--------------                                                                               --------             -------

Class A                                                                                595,350,100.00      239,604,305.16
Class A Percentage                                                                         94.500001%          87.365741%


     THE
   BANK OF
     NEW
    YORK

101 Barclay St., 8W
New York, NY 10286

Officer: Courtney Bartholomew      Countrywide Home Loans
212-815-3236                       Asset-Backed Securities
Associate: Sean O'Connell               Series 2002-S1
212-815-6312


Credit Support                        Original                  Current
--------------                        --------                  -------

Class M1                         28,350,000.00            28,350,000.00
Class M1 Percentage                  4.499999%               10.337121%

Class M2                          6,300,000.00             6,300,000.00
Class M2 Percentage                  1.000000%                2.297138%